BEFORE THE NEW MEXICO PUBLIC UTILITY COMMISSION



IN THE MATTER OF THE APPLICATION OF     )
GAS COMPANY OF NEW MEXICO, A DIVISION   )
OF PUBLIC SERVICE COMPANY OF NEW        )
MEXICO, FOR APPROVAL TO SELL CERTAIN    )
NATURAL GAS GATHERING AND PROCESSING    )           Case No. 2587
ASSETS AND RELATED ORDERS AND           )
APPROVALS,                              )
                                        )
GAS COMPANY OF NEW MEXICO,              )
                                        )
                         Applicant.     )
________________________________________)




                           STIPULATION

     The undersigned (the "Parties") including Gas Company of New Mexico ("GCNM"), Staff ("Staff") of the New Mexico Public Utility Commission (the "Commission" or "NMPUC"), the New Mexico Attorney General ("AG"), Williams Gas Processing-Blanco, Inc. ("Williams"), and GPM Gas Corporation ("GPM") stipulate as follows:
                      Statement of the Case
     1. On February 12, 1994, Public Service Company of New Mexico ("PNM"), Sunterra Gas Gathering Company ("SGGC"), and Sunterra Gas Processing Company ("SGPC") entered into a Purchase and Sale Agreement (the "Sale Agreement") with Williams, a wholly owned subsidiary of Williams Field Services Group, Inc. The Sale Agreement provides for the sale to Williams of substantially all of the gas gathering and processing assets of GCNM, SGGC, and SGPC (collectively the "Companies") for $155 million (the "Purchase Price") subject to certain accounting adjustments to be made in settling the closing. The Sale Agreement further entitles Williams to a reduction ("Interim Period Compensation") of the Purchase Price by $9,637 per day if the sale does not close by the Effective Date set forth in the Sale Agreement, and estimated to be April 1, 1995.
      2. The Sale Agreement also provides that, upon closing, the parties will enter into agreements for competitively priced gathering and processing services ("Service Agreements") for up to 15 years. The Sale Agreement also includes mutual guarantees of collection, one by PNM of the obligations of SGGC and SGPC ("PNM Guaranty") and one by Williams Field Services Group, Inc. of the obligations of its subsidiary Williams. The PNM Guaranty expressly provides that it is of no force or effect unless and until approved by the NMPUC. The Service Agreements, as well as other related agreements, and the PNM Guaranty are attached as exhibits to the Sale Agreement.
      3. On July 27, 1994, Williams entered an agreement to sell to GPM the gathering and processing assets located in Southeast New Mexico that Williams will purchase from GCNM if the NMPUC approves GCNM's application in this proceeding and to assign the Service Agreements relating to these assets.
      4. On May 20, 1994, GCNM filed in this proceeding its Application and supporting testimony requesting all necessary approvals to consummate the Sale Agreement with Williams. Staff and the intervenors filed testimony taking the position, in general, that they were not opposed to the sale provided that the Commission adopt their various gain recalculations and gain allocations along with, in some instances, other terms and conditions.

                 I. Class II Transaction Issues
     5. Consummation of the Sale Agreement will result in the disposition of substantially all of the assets of SGGC and SGPC. PNM intends to continue SGGC and SGPC as its wholly owned corporate subsidiaries and defer their formal dissolution for approximately five or more years, but will discontinue substantially all of their business operations and all of their gathering and processing activities immediately after consummating the sale to Williams. A variety of subordinate agreements and transactions are necessary to accomplish this end as well as to accomplish the transfer to Williams and to enable GCNM to continue its transmission, distribution and system supply operations.
      6. These subordinate agreements and transactions include, inter alia, the PNM Guaranty and future payments made pursuant thereto as well as transactions necessary to distribute and apply the proceeds from the sale among the Companies. These subordinate agreements and transactions are described in the Supplement to Public Service Company of New Mexico Filings Under Rule 450.7 attached as Exhibit 1 to GCNM's Application ("Rule
450.7 Supplement").
      7. In addition, the Gas Sale and Gathering Agreement between GCNM and SGGC and the Gas Processing Agreement between GCNM and SGPC may need to not only be continued as described on page 3 of the Rule 450.7 Supplement, and may also need to be substantially modified and assigned to Williams if any shippers refuse to accept contracts with Williams that recognize GCNM's capacity priority rights under the Service Agreements. GCNM will file a "Revised Rule 450.7 Supplement" to reflect this clarification as well as terms and conditions of this Stipulation with its Direct Testimony in Support of this Stipulation.
      8. GCNM requests in this proceeding (i) approval of and authorization to consummate the sale of substantially all of the assets of SGGC and SGPC, (ii) approval of the PNM Guaranty and authorization to make future payments pursuant thereto, (iii) approval of and authorization to execute all subordinate agreements, transactions and activities; and (iv) approval of the Rule 450.7 Supplement reflecting this Stipulation, all as a Class II Transaction to the extent required under the New Mexico Public Utility Act, NMPUC Orders and NMPUC Rule 450. In the event of formal dissolution of SGGC and SGPC as corporations, GCNM would seek prior Commission approval for such dissolution.
       9. Because all of the subordinate agreements and transactions, including the PNM Guaranty and future payments to be made pursuant thereto, are an integral part of the disposition of substantially all of the assets of SGGC and SGPC and a constituent part of the proposed sale to Williams, all such agreements and transactions should be deemed collectively a single Class II transaction. To the extent there is a question whether a particular activity included in the proposed sale constitutes a Class II transaction, Commission approval of the sale as a divestiture should also include approval and authorization of all subordinate agreements, transactions and activities described in the Revised Rule 450.7 Supplement pursuant to Rule 450. No further limitation should be placed on the use of the proceeds or distribution of the gain on the sale except as may be required by NMPUC Rule 450.
  III. Allocation, Calculation and Distribution of Gain and Tax
Benefits
     10. Based on current estimates of the expenses associated with the sale, including the Suspended Avalon Amounts described in Paragraph 18 below, and the resulting estimate of the net book gain on the sale with all associated tax benefits that may accrue due to sharing the gain with customers, and in consideration of all interest savings or interest expenses that may accrue, the Parties agree to the following:
     A. At closing, the Companies will recognize an after-tax gain resulting from the sale estimated to be approximately $14,068,000, (reduced by $2,305 per day of Interim Period Compensation for each day that the closing extends beyond the Effective Date in the Sale Agreement). The Companies will also recognize a before-tax loss of approximately $1,494,683 associated with the SGGC and SGPC Voluntary Severance Plan ("VSP") portion of the Suspended Avalon Amounts described in Paragraph 18 below.
     B. At closing, GCNM will record on its books a payable in the total amount of $35,535,000, (reduced by $5,822 per day of Interim Period Compensation for each day that the closing extends beyond the Effective Date in the Sale Agreement), which will be referred to by GCNM for the purpose of calculating amounts to be credited through a new rate rider mechanism ("Rate Rider 9") on the bills of customers whose bills include amounts calculated pursuant to GCNM's Rate Rider 8. The payable will be recorded as five components, as follows:
               (i) An amount equal to all of the unrecovered MDL-403 amount due from system supply customers and non-discounted end-use transportation customers on the books of GCNM will be recorded with reference to such unrecovered amount due (but not as an offset to or a reduction of such unrecovered amount due);
               (ii) Fifty percent (50%) less $1,948,500 of the remainder will be recorded with reference to the unrecovered non-interest bearing producer take-or-pay costs (the "Non-Interest Bearing PTOP Costs") due from system supply customers (but not as an offset to or a reduction of such unrecovered amount due) on such books;
               (iii) The $1,948,500 referred to in Paragraph 10.B.ii. above will be recorded with reference to the unrecovered Non-Interest Bearing PTOP Costs due from non-discounted end-use transportation customers (but not as an offset to or a reduction of such unrecovered amounts due) on such books;
               (iv)  The other fifty percent (50%) less
               $1,948,500 of the remainder will be recorded with reference to the unrecovered interest bearing producer take-or-pay costs (the "Interest Bearing PTOP Costs") due from system supply customers (but not as an offset to or a reduction of such unrecovered amount due) on such books; and
               (v) The $1,948,500 referred to in Paragraph
               10.B.iv. above will be recorded with reference to the unrecovered Interest Bearing PTOP Costs due from non-discounted end-use transportation customers (but not as an offset to or a reduction of such unrecovered amounts due) on such books.

     11. The Rate Rider 9 credits described in Paragraph 13 below will be reflected on the bills of the appropriate customers until $35,535,000 (as the same may be reduced pursuant to Paragraph 10.B. above, to reflect a closing after the Effective Date set forth in the Sale Agreement), plus interest in an amount equal to (a) interest on Rate Rider 8 amounts, less (b) interest on Rate Rider 8 amounts calculated as if such amounts had been reduced by the book entries described in Paragraph 10.B. above, has been credited.
     12. The recording of the payable described in Paragraph 10.B. above will not affect or in any way modify the amounts that would otherwise be due pursuant to Rate Rider 8. The amount of the Rate Rider 9 credit on the bills of customers will be calculated by reference to Rate Rider 8, but will not be an offset against or in any way reduce amounts due pursuant to Rate Rider 8, and will not in any manner affect or modify the obligation of any customer to pay amounts due pursuant to Rate Rider 8. The provisions of this document shall not constitute an amendment or modification of Rate Rider 8 or the Order issued by the NMPUC in Case No. 2183.
     13. The amount of the Rate Rider 9 credit on each bill shall be equal to the sum of:
     A. For system supply customers: i) an amount equal to the MDL-403 amount; ii) plus an amount equal to the Non-Interest Bearing PTOP Costs; iii) less the amount the Non-Interest Bearing PTOP Costs would have been if the Non-Interest Bearing PTOP Costs had been calculated giving effect to the book entry referred to in Paragraph 10.B.ii., above; iv) plus an amount the Interest Bearing PTOP Costs; and v) less the amount the Interest Bearing PTOP Costs would have been if the Interest Bearing PTOP Costs had been calculated giving effect to the book entry referred to in Paragraph 10.B.iv.;
     B. For non-discounted end-use transportation customers: i) an amount equal to the MDL-403 amount; ii) plus an amount equal to the Non-Interest Bearing PTOP Costs;
          iii) less the amount the Non-Interest Bearing PTOP Costs would have been if the Non-Interest Bearing PTOP Costs had been calculated giving effect to the book entry referred to in Paragraph 10.B.iii.; iv) plus an amount equal to the Interest Bearing PTOP Costs; and v) less the amount the Interest Bearing PTOP Costs would have been if the Interest Bearing PTOP Costs had been calculated giving effect to the book entry referred to in Paragraph 10.B.v.; and
     C. Discounted end-use transportation customers shall have the option of foregoing their discount in order to receive Rate Rider 9 credits.


     14. The parties understand that the gain calculations used to arrive at the figures above utilized an estimate of expenses associated with the sale of $22,243,880 (exclusive of the actually calculated current income taxes and deferred income taxes) and an estimate of book and tax basis on the date of closing. At the sixth anniversary of the date of closing, the net gain will be recalculated in accordance with Generally Accepted Accounting Principles ("GAAP") in effect at the date of closing and using a combined federal and state tax rate of 39.59%. For the purpose of computing the Recalculated Net Gain,:

       i) First, the "Sales Price" used will be the actual
          Purchase Price paid, as defined in the Sale Agreement and as adjusted pursuant to the Sale Agreement
          (including the Interim Period Compensation);

      ii) Second, an amount equal to all expenses of the sale, as described in Paragraph 15 below, will be subtracted from the Sales Price;

     iii) Third, an amount equal to the actual book basis at the date of closing, will be subtracted from the Sales
          Price; and

      iv) Fourth, an amount equal to the book income tax expense. The Parties agree that using a combined federal and state income tax rate of 39.59% is appropriate and consistent with GAAP.
     The Recalculated Net Gain will be compared to $35,535,000 as adjusted pursuant to Paragraph 10.B. above. If the Recalculated Net Gain is greater than $35,535,000, as adjusted pursuant to Paragraph 10.B., the difference will be refunded to customers through Rate Rider 9 over a 1-year period. The amount of the difference refunded will not be grossed up for taxes. If the Recalculated Net Gain is less than $35,535,000, as adjusted pursuant to Paragraph 10.B., the difference will be recovered from customers through the Rate Rider 9 surcharge over a one-year period. The Parties agree that there shall be no adjustments made in the computation or allocation of the Recalculated Net Gain for tax benefits or book or current tax expense other than as specifically provided in this Stipulation. The Parties recognize that the gain calculation presented here is the result of estimates of book and tax bases at the date of closing. The gain will be recalculated at the sixth anniversary using actual historical book and tax bases at the date of closing. The recalculation will result in the creation of a regulatory asset or liability which will be recovered or charged after the true-up is made on the sixth anniversary after closing. Any refund or surcharge made pursuant to this Paragraph 14 will be allocated between system supply customers and non-discounted end-use transportation customers in the same proportion as the payable under Paragraph 10.B. was allocated to such customers. The refund or recovery will be made on a volummetric basis.
     15. The actual expenses deducted from the Purchase Price under Paragraph 14 above in computing the Recalculated Net Gain shall include all expenses incurred by the Companies, whether paid directly by SGGC, SGPC or GCNM or pursuant to the PNM Guaranty, under the categories shown in Attachment A to this Stipulation up to a total cap of $40,530,000. No cap shall apply to any individual category except as described in subparagraph 10.A. below. The Parties agree that a further description of these categories shall be filed in GCNM's Direct Testimony in Support of this Stipulation. The Parties further agree that:
     A. The categories of "Asset Sales Incentive Plan (ASIP), Gas Assets Retention Plan (GARP) & Union Employee Severance Benefits" on Attachment A to this Stipulation shall include actual expenses incurred, including legal expenses, associated with the ASIP, GARP and SGPC Union Employee Severance Benefits or any substitute severance plan applicable to SGPC union employees ("Union Severance") in the event of decertification of the SGPC employee union, up to a cap of $3,500,000.
     B. The category on Attachment A to this Stipulation of "Suspended Avalon Costs" shall include Suspended Avalon Amounts defined in Paragraph 18 below, but shall not include $1,494,683 associated with suspended VSP benefits paid to SGGC and SGPC employees.
     16. The expenses described in Paragraph 15 above shall be audited by Staff for the sole purpose of assuring that the costs appropriately and legitimately fit within the categories described in Paragraph 15 above. GCNM will submit annual reports to the Staff on the actual expenses incurred and serve the reports on the AG. All such expenses appropriately and legitimately associated with the transaction up to the total cap of $40,530,000, including the ASIP, GARP and Union Severance expenses up to a cap of $3,500,000, shall be deemed appropriately and reasonably incurred. Such expenses shall be further deemed fair, just and reasonable and properly deducted from the Purchase Price in computing the Recalculated Net Gain as well as fair, just and reasonable for purposes of recovery through the Rate Rider 9 surcharge as described in Paragraph 14 above.
     17. Amounts exceeding the cap of $3,500,000 for ASIP, GARP, and Union Severance or amounts exceeding the $40,530,000 may be recovered through Rate Rider 9 over a 1-year period as an additional net gain deduction upon application to and approval by the NMPUC.
                   III.  PGAC and Rate Impact
     18. In NMPUC Case No. 2508, the Commission is reviewing GCNM's Application to continue the use of its purchased gas adjustment clause ("PGAC"). Part of that review addresses the Avalon ratemaking methodology and its continued use. In Case No. 2508, Staff and GCNM executed a Stipulation (the "Avalon Stipulation") that (i) continued use of the Avalon methodology,
(ii) allowed GCNM to collect amounts equal to the amounts collected in the 1991 PGAC year, (iii) suspended amounts in excess of the 1991 levels ("Suspended Avalon Amounts") and (iv) provided a mechanism for the review of the Suspended Avalon Amounts and amounts that SGGC and SGPC charged for third-party services. As set forth in Paragraph 15, the Suspended Avalon Amounts shall be treated as expenses associated with the sale for purposes of recalculating the net gain, except for $1,494,683 of the Suspended Avalon Amounts associated with VSP benefits paid by SGGC and SGPC. All expenses and revenues accruing under the Avalon methodology for the 1994 and 1995 PGAC Audit Reconciliation Periods up to the close of the sale to Williams will be recoverable through GCNM's PGAC subject to NMPUC Rule 640 and will not be included as part of the expenses of the sale to Williams. The Avalon methodology will cease to apply to expenses incurred and revenues received by SGGC and SGPC after the closing of the sale to Williams. All issues addressed in the Avalon Stipulation in Case No. 2508 as amended become moot if this Stipulation is approved.
     19. GCNM will institute a $0.0070 per therm reduction in the cost of service component of bills for customers receiving service under the following rate schedules, which include a bundled gathering component: GCNM Rates 10, 30, 31, 35, 54, 56, 58 and 61. The cost of service reduction described in this Paragraph 19 and the Rate Rider 9 Credit described in Paragraph 13 above will be effective with GCNM's Billing Cycle Number 1 no less than 15 days nor more than 35 days following closing. This cost of service reduction shall not apply to Rate Schedule 70, which reflects unbundled gathering charges which will be eliminated after closing of the sale to Williams. The cost of service reduction shall not apply to GCNM Rate Schedules 37, 39, or 60, which do not include a bundled gathering component. This reduction shall not be binding on the Parties in GCNM's next rate case in determining cost of service levels.
      20. Effective on the first day of the calendar month following closing, GCNM will reduce the factor for gas consumed or lost under GCNM's Rate 70 to 1 percent for unbundled or negotiated transportation contracts for transmission and distribution services provided by GCNM, but excluding transportation contracts that include Trex (Redondo and Espejo compressors) services and bundled gathering and transportation contracts that will be assigned to Williams under the Sale Agreement. Any costs resulting from this reduction will not be flowed through to sales customers.
     21. The rates, terms and conditions of the Service Agreements between Williams and GCNM attached to the Sale Agreement are reasonable and provide adequate gas procurement reliability and flexibility.

                V.  Approvals and Authorizations
     22.  As implemented under this Stipulation:
          (A) The proposed transaction provides net benefits to all GCNM customers and is in the best interests of GCNM's customers and the shareholders of PNM;
          (B) Continued ownership by GCNM, SGGC, and SGPC of the assets and continued gathering and processing service by GCNM, SGGC and SGPC is unwarranted and is not required by the present and future public convenience and necessity;
          (C) The proposed transaction is in the public interest, the level of investment is reasonable and PNM's and GCNM's ability to provide reasonable and proper utility service at fair, just and reasonable rates will not be adversely and materially affected by the transaction, including each of its constituent parts, or their resulting effect;
          (D) The rates resulting through implementation of this Stipulation are fair, just and reasonable.

     23.  GCNM should be granted the following:
          (A) To the full extent required under the Final Orders of the Commission in Case Nos. 2305 and 2183 and the New Mexico Public Utility Act, NMSA 1978, Sections 62-6-12, 62-6-13 and 62-9-5, approval of and authorization to consummate the sale of the gathering and processing assets of GCNM, SGGC and SGPC to Williams pursuant to the Sale Agreement and to abandon and discontinue use of the assets and the processing and gathering services provided thereby;
          (B) Approval of and authorization to consummate the sale of the gathering and processing assets of SGGC and SGPC as a Class II transaction, including: (i) the PNM Guaranty, (ii) the making of future payments pursuant to the PNM Guaranty without further NMPUC approval,
          (iii) all other constituent or subordinate agreements, transactions and activities set forth in the Revised Rule 450 Supplement and (iv) all other transactions and activities necessary to implement this Stipulation, to the full extent required under NMSA 1978, 62-6-19(E), all applicable NMPUC Orders and NMPUC Rule 450;
          (C) Approval and authorization to file revised rates, rules and forms upon closing of the sale to Williams in order to implement this Stipulation, subject to NMPUC Staff review for compliance with applicable NMPUC Rules;
          (D) Such other authorizations, approvals and variances that may be required under the New Mexico Public Utility Act or the Commission's Rules necessary to the adoption and implementation of this Stipulation and consummation and implementation of the sale transaction, including approval of the Revised Rule 450 Supplement.
     24. No conditions are placed on the Companies or Williams, except as specifically set forth in this Stipulation. No NMPUC approval of the sale by Williams to GPM is required by the New Mexico Public Utility Act. The NMPUC shall have no further jurisdiction over the assets sold to Williams upon closing of the sale nor any jurisdiction over Williams or GPM, which are not public utilities under the New Mexico Public Utility Act.
     25. The Parties respectfully request that the Commission approve the proposed sale by February 22, 1995 in time to close the transaction by March 24, 1995.
     26. Except as specifically stated in the language of this Stipulation, the provisions of this Stipulation are effective only for this Case 2587 and shall have no precedential effect. Except as specifically stated in this Stipulation, the Parties do not waive any rights they may have in any other pending or future proceedings and will not be deemed to have approved, accepted, agreed to or consented to any concept, principle, theory or method. GCNM's entry into this Stipulation shall not be construed as a waiver or abandonment of its position concerning applicability of any particular statute, NMPUC Rule or Order or any legal standard to any particular aspect of this transaction as set forth in GCNM's Pre-Hearing Memorandum and Pre-Hearing Reply Memorandum filed in this proceeding on August 1, 1994 and October 26, 1994, respectively. Issues raised in the pleadings and testimony or any issues that may have been raised or any other matters not specifically addressed by this Stipulation have not been fully litigated nor necessarily determined by the execution of this Stipulation and its approval by the Commission and will not be binding on the Parties nor be relied upon by the Parties as a basis for any claim of estoppel or res judicata in any future proceeding.
     A final order issued by the Commission approving this Stipulation shall not constitute a bar to any future litigation of issues raised in the pleadings and testimony or any issues which could have been raised or any other matters which have not been addressed specifically by this Stipulation. By approving this Stipulation, the Commission, in accordance with NMPUC Rule 110.87, is not granting any approval or precedent regarding any principle or issue in these proceedings.
     27. This Stipulation reflects settlement discussions, and if the Stipulation is not executed or is not adopted in its entirety by the Commission, this Stipulation shall be void and the statements made or the positions taken by the Parties shall not be admissible in any proceeding before any regulatory agency or court. This Stipulation contains the full intent, understanding and entire agreement of the Parties and no implication should be drawn on any matter not addressed in the Stipulation. There are not and have not been any representations, warranties or agreements other than those specifically set forth above.
     28. This Stipulation may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.
     EXECUTED this 13th day of January, 1995.

GAS COMPANY OF NEW MEXICO,
a division of Public Service
Company of New Mexico


By



NEW MEXICO PUBLIC UTILITY
COMMISSION STAFF



By



NEW MEXICO ATTORNEY GENERAL



By
























WILLIAMS GAS PROCESSING-
BLANCO, INC.


By




GPM GAS CORPORATION


By

                                 CASE NO. 2587 STIPULATION
                                       ATTACHMENT A


COST CATEGORY                 DESCRIPTION                                       GCNM
                                                                                WITNESS
                                                                                REFERENCE

1. Morgan Stanley fees        All fees, reimbursements, and other payments      Mayer
                              made to Morgan Stanley for professional           Direct
                              services associated with the sale of the
                              Assets, including pre-closing services,           Bourque
                              services at or to effect the closing, and         Direct
                              post-closing services.

2. Bidding, negotiating,      All expenses associated with: the preparation     Mayer
drafting Purchase and         of the bid documents and bidding process; the     Direct
Sale Agreements and           drafting and negotiation of the Purchase and
Service Agreements            negotiation of the Purchase and Sale Agreements   Bourque
and miscellaneous             and Service Agreements and amendments and         Direct
expenses                      required ancillary agreements (such as
                              assignments of software licenses, etc); the
                              preparation, submittal, and receipt of
                              regulatory and property transfers and approvals
                              (such as Hart-Scott-Rodino, other governmental
                              licenses, water rights, land transfers, etc);
                              the preparation of the pre-closing, closing,
                              and post-closing certificates, statements,
                              due diligence analyses or reports, lender and
                              general releases, and other requirements to
                              effect the sale not otherwise specifically
                              identified in other categories; preparation of
                              new or modified intercompany agreements (such
                              as the administrative service agreements between
                              SGGC, SGPC and GCNM), termination of intercompany
                              agreements (such as the reciprocal loan
                              agreements); and miscellaneous other expenses
                              (such as document and data separation and
                              copying, miscellaneous equipment replacement,
                              transfer of employee records, etc).

3. Asset Sale Incentive       All expenses associated with employee matters     Bourque
Plan, Gas Assets Retention    regarding and payments made under or claims       Direct
Plan, and Union Employee      against: the Asset Sale Incentive Plan; the
Severance Benefits            Gas Assets Retention Plan; and the Union          Mayer
Benefits                      Employee Severance (or benefits under any         Direct
                              successor plan in case of Union decertifica-
                              tion); and successor plans if the successor
                              plans are required by law or by court order
                              or regulatory requirement.

4. Right-of-way cure          All expenses associated with: resolving and       Mayer
                              finalizing property rights and descriptions;      Direct
                              applying for and obtaining rights-of-way or
                              other equivalent property rights including        Bourque
                              permit fees, private right-of-way purchases,      Direct
                              past due amounts or penalties; creating and/or
                              transferring such real property rights; and
                              obtaining or creating consents, waivers, or
                              other authorization to the transfers or for
                              the operation of the assets.

5. Vehicle replacement        All expenses associated with: upgrading the       Mayer
                              fleet of vehicles to comply with the require-     Direct
                              ments of the Purchase and Sale Agreement; and
                              terminating leases or other encumbrances on any   Bourque
                              vehicle that is a transferred vehicle.            Direct

6. Governmental approvals     All expenses associated with: NMPUC approvals;    Mayer
                              and other governmental approvals required to      Direct
                              consummate the Sale and allow transfer of the
                              operation of the Assets.                          Bourque
                                                                                Direct

7. Miscellaneous              All expenses associated with: replacement of      Mayer
pre-closing expenses          certain flow measurement and communication        Direct
                              equipment; post-signing due diligence to con-
                              firm or modify representation and warranties and  Bourque
                              exhibits, drawings, and other documents; fee      Direct
                              property updates, confirmations, consents and
                              waivers necessary to consummate the Sale;
Christopher
                              preparation, negotiation and execution or         Direct
                              completion of easement and joint easement
                              agreements and exhibits; preparation, negotiation,
                              and execution of lender consents and lien and
                              encumbrance releases; identification, con-
                              firmation, and release of encumbrances, if any,
                              of property in Colorado and payment of taxes,
                              if any; review, identification, and resolution
                              of any UCC liens or alleged claims against
                              personal property conveyed including telephone
                              system; drafting and negotiating and associated
                              costs for the joint use cathodic protection
                              system agreement; modification and conveyance of
                              third party contracts to Williams and GPM and of
                              purchase contracts to GCNM; termination, if any,
                              of existing sales contracts; and modification of
                              existing intercompany gas purchase, exchange,
                              gathering, and processing agreements.

8. Suspended Avalon Costs     All expenses, except the VSP costs, suspended     Keene
                              for 1992 and 1993 for SGGC and SGPC Avalon        Direct
                              cost-of-service in Case No. 2508.                 Bourque
                                                                                Keene
                                                                                Rebuttal
                                                                                Bourque
                                                                                Rebuttal

9. Coating disbondment        GCNM's and SGGC'S share of expenses incurred      Mayer
                              in litigating Pipe Coating Disbondment claim,     Direct
                              in proportion to pipe being sold to Williams.
                                                                                Bourque
                                                                                Direct

10. Miscellaneous             All expenses associated with liabilities          Mayer
liabilities                   retained under the Sale Agreement in connection   Direct
                              with conveyance of water rights and use permits;
                              monitoring and representation in San Juan Basin   Bourque
                              Adjudication; and Cordova Quiet Title resolution. Direct

11. Arbitration               All expenses associated with the arbitration      Mayer
                              of claims and disputes which may arise under      Direct
                              the Purchase and Sale Agreement.
                                                                                Bourque
                                                                                Direct

                                                                                Bourque
                                                                                Rebuttal

12. General Indemnities       All expenses associated with pre-closing          Mayer
                              liabilities for which the Companies must          Direct
                              indemnify Williams under Section 12.03 of
                              the Sale Agreement and third-party claims         Bourque
                              brought against the Companies for which Williams  Direct
                              is not required to indemnify the Companies
                              under Section 12.04 of the Sale Agreement.        Bourque
                                                                                Rebuttal

13. SGGC and SGPC on-going    All direct expenses associated with continuing    Bourque
business needs                operation of SGGC and SGPC at a minimal level     Direct
                              until indemnity requirements in the Purchase
                              and Sale Agreement are satisfied.                 Mayer
                                                                                Direct

                                                                                Bourque
                                                                                Rebuttal

14. General Insurance and     All expenses associated with obtaining            Bourque
tail coverage                 self-insurance and tail coverage during the       Direct
                              period of indemnity as required by the Purchase
                              and Sale Agreement.                               Mayer
                                                                                Direct

                                                                                Bourque
                                                                                Rebuttal

15. Retained environmental    All expenses associated with: investigation,      Ristau
liabilities                   monitoring, remediation, permitting, response,    Direct
                              reporting, and penalty defense and payments
                              (including legal costs), and other efforts        Mayer
                              associated with the retained environmental        Direct
                              liabilities (including Lee Acres) specified
                              in the Purchase and Sale Agreement.               Bourque
                                                                                Direct

                                                                                Ristau
                                                                                Rebuttal

                                                                                Bourque
                                                                                Rebuttal

16. Pre-closing               All expenses associated with: investigation,      Ristau
environmental efforts         monitoring, remediation, permitting, response,    Direct
                              reporting, and penalty defense and payments
                              (including legal costs), and other efforts        Mayer
                              associated with actions taken before the          Direct
                              closing to address or cure any potential
                              breach of the environmental representations       Bourque
                              and warranties or any third party claims, or      Direct
                              to mitigate future potential liability or to
                              make the Assets ready for conveyance.             Ristau
                                                                                Rebuttal

                                                                                Bourque
                                                                                Rebuttal

17. Pre-closing               All expenses associated with a pre-closing        Ristau
environmental audits          environmental audit to be performed to            Direct
                              follow-up on the environmental condition of
                              the Assets with regard to items identified        Mayer
                              in the ESI audits and to identify any other       Direct
                              significant environmental conditions for
                              purposes of closing.                              Bourque
                                                                                Direct

                                                                                Ristau
                                                                                Rebuttal

                                                                                Bourque
                                                                                Rebuttal

18. Environmental indemnity   All claims, liabilities, losses, costs,           Ristau
                              expenses, damages, and clean-up costs             Direct
                              (including penalties) incurred post-closing
                              associated with any inaccuracy or breach of       Mayer
                              any seller's environmental representations        Direct
                              or warranties, or any claims or actions
                              asserted by third parties (including              Bourque
                              governmental authorities) with respect to         Direct
                              noncompliance or violation of any environmental
                              law or requirement or with respect to             Ristau
                              remediation.  This category includes all the      Rebuttal
                              above environmental matters for which the
                              Companies must indemnify Williams or for which    Bourque
                              Williams is not required to indemnify the         Rebuttal
                              Companies under the Sale Agreement.

The expenses on this ATTACHMENT A shall include in-house labor expense, attorneys' fees, judgments, arbitration awards and other related expenses associated with the categories above.
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